VOLUNTARY CORPORATE ACTION COY: MTEX
Notice of Guaranteed Delivery
For Tender of Shares of Common Stock of
Mannatech, Incorporated

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, JUNE 15, 2018, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Date;

•	you cannot comply with the procedure for book-entry transfer by the Expiration Date; or

•	your other required documents cannot be delivered to the Depositary by the Expiration Date, in which case, you can still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase dated May 18, 2018 (as it may be amended or supplemented from time to time, the “Offer to Purchase”).
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by mail or overnight courier prior to the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:

the Depositary for the Offer

If delivering by express mail, courier or other expedited service:	By mail:

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, Rhode Island 02940-3011

If delivering by email: canoticeofguarantee@computershare.com
This email address can ONLY be used for delivery of this Notice of Guaranteed Delivery.
For this notice to be validly delivered, it must be received by the Depositary at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to Mannatech, Incorporated, to Georgeson Securities Corporation, the Dealer Manager, or to Georgeson LLC, the Information Agent, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to Mannatech, Incorporated, a Texas corporation (“Mannatech”), upon the terms and subject to the conditions set forth in its Offer to Purchase dated May 18, 2018 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of Mannatech, $0.0001 par value per share (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Number of Shares to be tendered:                                                       Shares.
NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
(See Instruction 5 to the Letter of Transmittal)
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX UNDER (1) OR (2) BELOW):
(1)    SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered At Price Determined By Shareholder,” the undersigned hereby tenders Shares at the purchase price as shall be determined by Mannatech in accordance with the terms of the Offer.
☐    The undersigned wants to maximize the chance that Mannatech will accept for payment all of the Shares the undersigned is tendering (subject to the possibility of proration).
Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by Mannatech in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the minimum price of $18.50 per Share for purposes of determining the purchase price in accordance with the terms of the Offer. This may effectively lower purchase price Mannatech pays for the Shares tendered in the Offer and could result in the undersigned receiving a per Share price as low as $18.50.
(2)    SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER
By checking ONE of the following boxes INSTEAD OF THE BOX UNDER “Shares Tendered At Price Determined Under The Offer,” the undersigned hereby tenders Shares at the price checked. The undersigned understands that this action could result in Mannatech purchasing none of the Shares tendered hereby if the purchase price determined by Mannatech for the Shares is less than the price checked below.

☐ $18.50	☐ $18.75	☐ $19.00	☐ $19.25	☐ $19.50

☐ $19.75	☐ $20.00	☐ $20.25	☐ $20.50	☐ $20.75

☐ $21.00
CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES. A SHAREHOLDER DESIRING TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED, UNLESS PREVIOUSLY PROPERLY WITHDRAWN AS PROVIDED IN SECTION 4 OF THE OFFER TO PURCHASE, AT MORE THAN ONE PRICE.

ODD LOTS
(See Instruction 16 to the Letter of Transmittal)

Any shareholder who owns, beneficially or of record, a total of fewer than 100 Shares may elect to have their Shares accepted for payment before any proration of or purchase of any other tendered Shares.

On the date hereof, the undersigned either (check one box):

☐    is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered, and elects the Odd Lot Priority (as defined in the Offer to Purchase),

OR

☐    is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares, all of which are being tendered, and elects the Odd Lot Priority (as defined in the Offer to Purchase) for the Shares held by such beneficial owner(s).
CONDITIONAL TENDER
(See Instruction 14 to the Letter of Transmittal)
A shareholder may tender Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least that minimum number of Shares indicated below is purchased by Mannatech pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and Mannatech urges shareholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐    The minimum number of Shares that must be purchased, if any are purchased, is: ___________________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Mannatech may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐    The tendered Shares represent all Shares held by the undersigned.

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)
Signature(s): ___
Address(es) ____
(Include Zip Code)
Area code and telephone number:
☐ If delivery will be by book-entry transfer, check this box.
Name of tendering institution: _____
Account number:

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at its address set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal and any other required documents, within two trading days (as defined in the Letter of Transmittal) after the date of receipt by the Depositary.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares (or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company) to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated: , 2018
This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.